Exhibit 99.1

NGL Closes $2.9 Billion Debt Refinancing Transactions and Amends and Extends Asset-Based Revolving Credit Facility

TULSA, Okla.--(BUSINESS WIRE)--NGL Energy Partners LP (NYSE: NGL) (“NGL”) through its wholly owned subsidiaries NGL Energy Operating LLC and NGL Energy Finance Corp., closed $2.9 billion of refinancing transactions, consisting of their previously announced $2.2 billion senior secured notes offering of $900 million in aggregate principal amount of 8.125% senior secured notes due 2029 and $1.3 billion in aggregate principal amount of 8.375% senior secured notes due 2032, and a seven-year $700.0 million senior secured term loan facility. The net proceeds from these transactions are being used (i) to fund the redemption, and related discharge of the indentures governing NGL’s existing 6.125% senior notes due 2025, 7.5% senior notes due 2026, and 7.500% senior secured notes due 2026, including any applicable premiums and accrued and unpaid interest, (ii) to pay fees and expenses in connection therewith, (iii) to repay all borrowings under NGL’s senior secured asset-based revolving credit facility and (iv) to the extent of any remaining net proceeds, for general corporate purposes.

In addition, in connection with the closing of the refinancing transactions, NGL’s senior secured asset-based revolving credit facility was amended to extend the maturity to February 2029 and to make certain other changes to the terms thereof. No changes were made to the aggregate amount of commitments under the facility.

The notes were offered and sold in a transaction exempt from registration under the Securities Act of 1933 (the “Securities Act”) only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act, and outside the United States to persons other than U.S. persons, in reliance on Regulation S under the Securities Act, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Specifically, forward-looking statements may include, among others, statements concerning the expected uses of proceeds of the refinancing transactions. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While NGL believes such forward-looking statements are reasonable, NGL cannot assure they will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

About NGL Energy Partners LP

NGL Energy Partners LP, a Delaware limited partnership, is a diversified midstream energy company that transports, stores, markets and provides other logistics services for crude oil, natural gas liquids and other products and transports, treats and disposes of produced water generated as part of the oil and natural gas production process. For further information, visit NGL’s website at www.nglenergypartners.com.

Contacts

NGL Energy Partners LP

David Sullivan, 918-495-4631
Vice President – Finance
David.Sullivan@nglep.com

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